EXHIBIT 14.2

CHARTER OF THE

AUDIT COMMITTEE

CYBERGY HOLDINGS, INC.

 MEMBERSHIP

This charter governs the operations of the Audit Committee (the “Committee”) of Cybergy Holdings, Inc. (the “Company”). The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors (the “Board”).

The Committee shall consist of members of and be appointed by the Board at the annual organizational meeting of the board to serve until their successors are elected and shall comprise at least three directors, each of whom is independent of management and the Company. Members of the Committee shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fee from the Company and are not affiliated persons of the Company or its subsidiaries, except for their service as a director. In determining independence, the Board will observe the requirements of the Rule 4200(a)(15) of the Nasdaq Stock Market (“Nasdaq”) and shall otherwise meet the independence and experience requirements of Nasdaq, Section 10A-3 of the Securities and Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission, each as amended from time to time.

All Committee members shall be financially literate and at least one member shall be a “financial expert” as defined by Securities and Exchange Commission regulations. No member of the Committee shall serve on the audit committees of more than two other public companies.

The Committee expects to meet at least four times per year, or more frequently as circumstances dictate. Reports of all meetings shall be made to the Board.

PURPOSE

The Committee shall provide assistance to the Board in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to: the integrity of the Company’s financial statements, the financial reporting process, the systems of internal accounting and financial controls, the performance of the Company’s internal audit function and independent auditors, the independent auditors’ qualifications and independence, and the Company’s compliance with ethics policies and regulatory requirements. In so doing, it is the responsibility of the Committee to maintain free and open communication among the Committee, independent auditors, the internal auditors, and management of the Company.

In carrying out its duties and responsibilities, the Committee shall have authority to meet with and seek any information it requires from employees, officers, directors, or external parties and have full access to all books, records, and facilities of the Company; and to engage independent counsel and other advisers as it determines necessary to carry out its duties. The Company shall provide appropriate funding, as determined by the Committee, for payment of the compensation of the independent auditor and any advisor employed by the Committee pursuant to the authority granted by this charter.

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DUTIES AND RESPONSIBILITIES

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to react better to changing conditions and circumstances. The Committee shall take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

The Committee shall be directly responsible for the appointment and termination (subject, if applicable, to shareholder ratification), compensation, and oversight of the independent auditors, including resolution of disagreements between management and the auditors regarding financial reporting. The Committee shall evaluate the independent auditors’ qualifications, performance, and independence (including that of the lead audit partner) and shall periodically consider the rotation of the lead audit partner and the independent audit firm. The Committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform non-audit services proscribed by law or regulation.

At least annually, the Committee shall obtain and review a report by the independent auditors describing:

o	The independent auditors’ internal quality control procedures.

o

Any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

o	All relationships between the independent auditor and the Company (to assess the auditors’ independence).

o

In addition, the Committee shall set clear hiring policies for employees or former employees of the independent auditors that comply with law, Securities and Exchange Commission regulations, and applicable exchange or listing standards.

o

The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor, and manage business risk, and its legal and ethical compliance programs.

o

The Committee shall periodically meet separately with management, the internal auditors, and the independent auditors to discuss issues and concerns warranting the Committee’s attention. The Committee shall provide sufficient opportunity for the internal auditors and the independent auditors to meet privately with members of the Committee. The Committee shall review with the independent auditors any audit problems or difficulties and management’s response.

o

The Committee shall receive regular reports from the independent auditor on the critical policies and practices of the Company and all alternative treatments of financial information with generally accepted accounting principles that have been discussed with management.

o

From such time as there are regulations of the Securities and Exchange Commission implementing relevant sections of the Sarbanes-Oxley Act of 2002, the Committee shall review a report of management’s assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors’ report on management’s assessment.

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o	The Committee shall review and discuss earnings press releases as well as financial information and earnings provided to analysts and rating agencies.

o

The Committee shall review the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

o

The Committee shall review with management and the independent auditors the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including its judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

o

The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

o	The Committee shall receive corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

o	The Committee shall prepare its report to be included in the Company’s annual proxy statement, as required by Securities and Exchange Commission regulations.

o	The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

To the extent not prohibited by law or Securities and Exchange Commission regulations, the Chair or Vice-Chair of the Committee may represent the entire Committee for purposes of receiving reports, performing review, and pre-approving the scope of non-audit services to be performed by the independent auditors and the fees relating thereto, provided that a report on all such activities shall be presented to the full Committee at its next meeting.

The Committee shall review this charter at least annually and recommend to the board of directors any necessary amendments.

The Committee shall oversee, review, and periodically update the company’s code of business conduct and ethics and the company’s system to monitor compliance with and enforce this code.

Review, with the company’s counsel, legal compliance and legal matters that could have a significant impact on the company’s financial statements.

Discuss policies with respect to risk assessment and risk management, including appropriate guidelines and policies to govern the process, as well as the company’s major financial risk exposures and the steps management has undertaken to control them.

Consider the risk of management’s ability to override the company’s internal controls.

Review, with management, the company’s financial function, including its budget, organization, and quality of personnel.

Perform any other activities consistent with this charter, the company’s bylaws, and governing laws that the board or audit committee determines are necessary or appropriate.

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